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                           SCHEDULE 14C INFORMATION
                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


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[ ]     Preliminary Information Statement

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        5(d)(2))

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                               VIDEO CITY, INC.
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                 (Name of Registrant as Specified in Charter)

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

                               VIDEO CITY, INC.
                            6840 District Boulevard
                         Bakersfield, California 93313


                             INFORMATION STATEMENT

                               DATED MAY 1, 1998

          REGARDING AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION


     This Information Statement is being furnished to the stockholders of Video City, Inc. (the "Company") in connection with the amendment of the Company's Certificate of Incorporation to provide for authorized capital of 30,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock.

                                _______________

     WE ARE NOT ASKING YOU FOR A PROXY.  PLEASE DO NOT SEND US A PROXY.

                                _______________

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK AND AUTHORIZATION OF PREFERRED
STOCK

     The Board of Directors has determined that it is advisable to amend the Company's Certificate of Incorporation (i) to increase the number of authorized shares of common stock, $0.01 par value per share (the "Common Stock"), of the Company from 20,000,000 shares to 30,000,000 shares and (ii) to provide for an authorized 2,000,000 shares of preferred stock, $0.01 par value per share (the "Preferred Stock").

     Accordingly, the Board of Directors of the Company has adopted, and the holders of a majority of the Common Stock have approved by written consent, an amendment (the "Amendment") to Paragraph 4 of the Company's Certificate of Incorporation to increase the authorized shares of Common Stock to thirty million (30,000,000) shares and to authorize two million (2,000,000) shares of Preferred Stock, which may be issued in one or more series on terms and conditions that may be established by the Board of Directors from time to time. The amended Paragraph 4 will read in its entirety as follows:

          4. (a) The Corporation is authorized to issue two classes of stock, to be designated "Common Stock" and "Preferred Stock," respectively. The total number of shares which the Corporation is authorized to issue is thirty-two million (32,000,000) shares. The number of shares of Common Stock authorized to be issued is thirty million (30,000,000), with a par value of $0.01 per share. The number of shares of Preferred Stock authorized to be issued is two million (2,000,000), with a par value of $0.01 per share.

              (b) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the Delaware General Corporation Law, to fix or alter from time to time by resolution or resolutions the

                                      1.

     designations and the powers, preferences and relative, participating, optional and other special rights, and without limitation the rights with respect to voting, dividends, conversion rights, redemption prices and liquidation preference, of any series of shares of Preferred Stock, and to establish from time to time the number of shares constituting any such series, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     Prior to this amendment, the Certificate of Incorporation provided for a total authorized capital of 20,000,000 shares of Common Stock, $0.01 par value per share, and there was no authorization for preferred stock. As of the close of business on April 20, 1998, there were 11,589,039 shares of Common Stock outstanding; and in addition, 4,302,530 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options and warrants and for possible issuance in connection with the acquisition of three companies by the Company in March 1998.

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has concluded that there may not be a sufficient authorized number of shares of Common Stock to give the Company the ability to react quickly to today's competitive, fast-changing environment. Although the Company has no specific plans or commitments for the issuance of any of the additional shares that would be authorized by the amendment, the Board is currently considering the use of preferred stock in connection with a possible future financing and a possible acquisition. The Board of Directors believes that an increase in the authorized Common Stock is advisable because it would give the Company the necessary flexibility for other actions the Company might wish to take in the future, such as stock splits, stock distributions, employee benefit plans, acquisitions, financings, and other general corporate purposes. Such Common Stock may be issued by Board of Director action, without stockholder action except as may be required by law or applicable stock exchange or Nasdaq requirements.

     Except for two stockholders who have specific contractual rights, holders of Common Stock are not entitled to preemptive rights or subscription rights.
To the extent that any additional shares of Common Stock or securities convertible into Common Stock may be issued on other than on a pro rata basis to current stockholders, the present ownership portion of current stockholders may be diluted. Based on the Certificate of Incorporation and the Company's By-laws and the applicable provisions of the Delaware General Corporation Law, stockholders will have no dissenters' or similar rights with respect to the adoption of the Amendment or upon the issuance of any shares of Common Stock thereunder.

     Each holder of record of one or more shares of the Common Stock has one vote on any matter submitted to a stockholder vote for each share of the Common Stock held. Holders of the Common Stock are entitled to the entire voting power, all dividends declared, and all assets of the corporation upon liquidation, subject to the rights of the holders of the Preferred Stock to such voting power, dividends, and assets upon liquidation.

                                      2.

PROVISION FOR AUTHORIZED PREFERRED STOCK

     The Preferred Stock may be issued from time to time in one or more classes or series pursuant to a resolution or resolutions adopted by the Board of Directors.

     The designations, preferences, privileges, qualifications, limitations, restrictions, conversion rights, cumulative rights, relative, participating, optional and other rights of each series of Preferred Stock, including dividend rates and manner of payment, preferential amounts payable upon voluntary or involuntary liquidation, voting rights, conversion rights, redemption prices and terms, and stock purchase prices and terms, will be determined by the Company's Board of Directors. The Preferred Stock may be issued for any proper corporate purpose at any time without further stockholder approval (subject, however, to applicable statutes which may require stockholder approval for the issuance of shares in certain circumstances). Each series of Preferred Stock may rank senior to the Company's Common Stock with respect to dividends and liquidation rights. No Preferred Stock is presently issued.

     This provision of the Certificate of Incorporation authorizes the Board of Directors to determine among other things, with respect to each series of Preferred Stock which may be issued: (i) the distinctive designation of such series and the number of shares constituting such series, (ii) whether or not shares have voting rights and the extent of such voting rights, if any, (iii) the election, term of office, filling of vacancies, and other terms of the directorship of directors, if any, to be elected by the holders of series of such Preferred Stock, (iv) the dividend including the dividend rates, preferences with respect or classes of stock, the times of payment and whether be cumulative, (v) the redemption price and terms and the amount of and provisions regarding any sinking fund for redemption thereof, (vi) the liquidation preferences payable on dissolution or liquidation, and (vii) the terms and conditions, if any, under which shares of the series may be converted into any other series of class of stock or debt of the Company. Holders of Common Stock have no preemptive rights to purchase or otherwise acquire any Preferred Stock that may be issued in the future.

     The Board of Directors believes it is desirable to give the Company this flexibility in considering such matters as raising additional capital, acquisitions, and other corporate purposes. The authorization of Preferred Stock will enable the Company to act promptly and without additional expense if appropriate circumstances arise which require the issuance of such shares. Depending upon the circumstances in which Preferred Stock may be issued, the overall effects of such issuance may be to render more difficult or to discourage a merger, tender offer, proxy contest, or the assumption of control by a holder of a large block of Common Stock and the removal of incumbent management. For example, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company. Such shares could be privately placed with purchasers favorable to the Board of Directors in opposing such action. In addition, the Board of Directors could authorize holders of a series of Preferred Stock to vote either separately as a class or with the holders of the Company's Common Stock, on any merger, sale, or exchange of assets by the Company or any other extraordinary corporate transaction. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider an action of such entity or person not to be in the best interests of the stockholders and the Company.

     Until the Board determines the respective rights of the holders of one or more series of Preferred Stock, it is not possible to state the actual effect of the authorization of the Preferred Stock upon the rights of holders of Common Stock. Typical effects of such issuance could

                                      3.

include, however: (i) reduction of the amount otherwise available for payment of dividends on Common Stock if dividends are payable on Preferred Stock, (ii) restrictions on dividends on Common Stock if dividends on the Preferred Stock are in arrears, (iii) dilution of the voting power of Common Stock if the Preferred Stock has voting rights, and (iv) restriction of the rights of holders of Common Stock to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to the holders of Preferred Stock.

EFFECTIVE DATE OF AMENDMENT

     The Amendment will become effective upon filing a certificate of amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State. The Amendment was approved by the Board of Directors on November 20, 1997, and subsequently has been approved and adopted by affirmative written consents of the holders of more than a majority of the outstanding shares of Common Stock. No further vote of stockholders is necessary to complete the Amendment. However, under the rules of the Securities and Exchange Commission, the Amendment cannot become effective until at least 20 calendar days after this Information Statement is sent to the stockholders of the Company. This Information Statement is being mailed to stockholders on or about May 1, 1998. The Company intends to file the certificate of amendment to the Certificate of Incorporation, making the Amendment effective, on or about May 21, 1998.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of April 20, 1998, regarding the beneficial ownership of Common Stock by (i) all persons known by the Company to be beneficial owners of more than 5% of its Common Stock, (ii) each of the directors of the Company, (iii) each of the named executive officers of the Company and (iii) all executive officers and directors of the Company as a group. To the knowledge of the Company, unless otherwise indicated, each of these stockholders has sole voting and investment power with respect to shares beneficially owned, subject to applicable community property and similar statutes.

                                                    Shares Owned         Percent
                                                 Beneficially as of        of
                    Name                           April 20, 1998       Class (1)
                    ----                         ------------------     ---------
Robert Y. Lee                                           3,319,024(2)        28.6%
Barry L. Collier                                        1,005,000(3)         8.5%
Tim J. Denari                                                 -0-              *
James Craig Kelly                                         761,600(3)         6.2%
John T. Sheehy                                             20,000(3)           *
Stephen C. Lehman                                         170,000(3)(4)      1.4%
Michael T. Anderson                                        10,000(3)           *
Gerald Weber                                               60,000(3)           *
Charles E. Cooke                                           15,000(3)           *
David A. Ballstadt                                        335,500            2.9%
Ingram Entertainment Corporation                        1,500,000           12.9%

                                      4.

                                                    Shares Owned         Percent
                                                 Beneficially as of        of
                    Name                           April 20, 1998       Class (1)
                    ----                         ------------------     ---------
All Directors and Executive Officers as a               5,086,124(3)(4)     39.8%
group (10 persons)

_____________

*    Less than 1%.
(1) The percentages shown for each individual and for all executive officers and directors as a group are based upon 11,589,039 shares outstanding, and assume the exercise of options exercisable within 60 days, held by that individual or by all executive officers and directors, as the case may be.
(2)  Includes a proxy to vote 610,000 shares owned by Mr. Collier.
(3) Includes the following currently exercisable stock options to purchase shares from the Company: Mr. Collier, 175,000 shares; Mr. Kelly, 761,600 shares; Mr. Sheehy, 5,000 shares; Mr. Lehman, 70,000 shares; Mr. Anderson, 10,000 shares; Mr. Weber, 60,000 shares; and Mr. Cooke, 10,000 shares.
(4)  Includes a warrant to purchase 100,000 shares from the Company.


The Company does not know of any arrangements that may at a subsequent date result in a change of control of the Company.


                          BY ORDER OF THE BOARD OF DIRECTORS


                          James Craig Kelly,
                          Secretary

                                      5.